Exhibit 99.1

PRESS RELEASE

Contact Information:
Maggie Kofkoff, CFA
Media & Investor Relations
(317) 713-7644
mkofkoff@kiterealty.com

Kite Realty Group Trust Reports Strong
First Quarter 2015 Results And Increases 2015 Guidance

Indianapolis, Ind., April 30, 2015 - Kite Realty Group Trust (NYSE: KRG) (the “Company”) announced today operating results for the first quarter ended March 31, 2015. Financial statements and exhibits attached to this release include the details of these results.

“We kicked off 2015 with another strong quarter of operating performance, balance sheet management and follow-through execution,” said John A. Kite, Chairman and CEO. “We continued to grow FFO and our free cash flow while also reporting solid same-property NOI growth. The quarter’s results are a testament to our portfolio’s strength, our operating expertise and our team’s ability to execute and seamlessly integrate new, high-growth assets. Our investment grade balance sheet and upgraded operating systems remained core to our overall strategy. We are energized and excited about the future.”

First Quarter Highlights

•	Generated FFO, as adjusted, of $42.3 million, or $0.50 per diluted common share, for the first quarter.

•	Adjusted Funds From Operations (“AFFO”) growth of 13% year-over-year from $0.39 to $0.44 per diluted common share.

•	Same-property net operating income (“NOI”) growth of 4.4% year-over-year.

•	Aggregate cash rent spread of 9.0%.

•	Closed final tranche of previously announced 15-asset disposition for gross proceeds of $167 million.

•	Completed development project at Phase I of Parkside Town Commons in Raleigh, North Carolina, and moved property to the operating portfolio.

•	On April 1, acquired Colleyville Downs, a 201,000 square foot Whole Foods-anchored shopping center located in the Dallas MSA.

First Quarter Financial Results
FFO, as adjusted, for the three months ended March 31, 2015, was $42.3 million, or $0.50 per diluted common share, for real estate properties in which the Company’s operating subsidiaries own an interest (to which we refer to as “Kite Portfolio”), compared to $17.5 million, or $0.51 per diluted common share, for the same period in the prior year.

Exhibit 99.1

The reduction in FFO per diluted common share was primarily driven by the 15-asset disposition completed in two tranches, closing in December 2014 and March 2015.

Reported FFO, as defined by NAREIT, was $42.1 million, or $0.49 per diluted common share, for the Kite Portfolio, compared to $13.0 million, or $0.38 per diluted common share, for the same period in the prior year.

Net income attributable to common shareholders for the three months ended March 31, 2015, was $5.1 million compared to a net income of $2.2 million for the same period in 2014.

Portfolio Activity During The First Quarter

Development and Redevelopment
The first phase of Parkside Town Commons, which is anchored by Target and Harris Teeter, was moved into operations in the first quarter. The remaining development projects include Phase II of Parkside Town Commons, Phase II of Holly Springs, and Tamiami Crossing. These three projects were in the aggregate 79% pre-leased or committed as of March 31, 2015, with a total estimated cost of approximately $164.5 million, of which approximately $110.7 million had been incurred as of March 31, 2015.

As of the first quarter, the primary anchors were both open at the redevelopment project at Gainesville Plaza in Gainesville, Florida. This project consists of 164,665 square feet, of which 81.6% is open, pre-leased or committed as of March 31, 2015, and is anchored by Burlington Coat Factory and Ross Dress for Less, which opened in March.

Dispositions
On September 16, 2014, the Company announced it had entered into a definitive agreement to sell 15 operating properties. The sale closed in two tranches, the first in December 2014 and the second in March 2015. As a result of these sales, the Company exited four states in which it did not have future growth plans. The second tranche included 7 non-core assets and resulted in gross proceeds of approximately $167 million, or net proceeds of $103 million.

Acquisitions
On April 2, 2015, the Company announced it had closed on the acquisition of Colleyville Downs, a 201,000 square foot shopping center located in the MSA of Dallas, Texas. The center is 92% leased and anchored by Petco, Ace Hardware, and a newly constructed Whole Foods Market that opened in 2014.

Portfolio Operations
As of March 31, 2015, the Company owned interests in 117 operating properties totaling approximately 23.3 million square feet. The owned GLA in the Company’s retail operating portfolio was 94.9% leased as of March 31, 2015, and the Company’s overall portfolio was 94.8% leased, excluding ground leases and non-owned anchors.

Same-property net operating income, which includes 64 operating properties, increased 4.4% in the first quarter of 2015 compared to the same period in the prior year. The leased percentage of these properties was 95.1% at March 31, 2015, compared to 95.3% at March 31, 2014, and the economic occupancy increased to 92.9% in the first quarter from 91.5% at March 31, 2014.

The Company executed 77 leases totaling 377,470 square feet during the first quarter of 2015. There were 52 comparable new and renewal leases executed during the quarter for 275,949 owned square feet. Cash spreads on new leases executed in the quarter were up 18.4%, while cash spreads on renewals were up 7.1%, for a blended spread of 9.0%.

2015 Earnings Guidance
The Company is updating its guidance for FFO, as adjusted, for the year ending December 31, 2015, to be between $1.93 to $2.00 per diluted common share from $1.90 to $2.00 per diluted common share and for net income to be within a range of $0.17 to $0.24 per diluted common share.

While other factors may impact FFO and net income, the Company’s 2015 guidance is being updated based on the following assumptions:

Exhibit 99.1

•	An increase of 3.0% to 3.5% in same-property NOI compared to the prior year from the initial guidance range of 2.5% to 3.5%;

•	An increase in acquisition assumptions to $125 million from $80 million.

The Company’s 2015 guidance is based on a number of other factors, many of which are outside the Company’s control and all of which are subject to change. The Company may change its guidance during the year if actual and anticipated results vary from these assumptions.

Following is a reconciliation of the range of 2015 estimated net income per diluted common share to estimated FFO per diluted common share:

Updated Guidance Range for Full Year 2015

	Low	High
Consolidated net income per diluted common share	$0.17	$0.24
Less: Dividends on preferred shares	(0.10)	(0.10)
Add: Depreciation, amortization and other	1.89	1.89
Less: Gain on sale of operating property	(0.03)	(0.03)
FFO, as adjusted, per diluted common share[1]	$1.93	$2.00

____________________
1	Excludes acquisition costs.

Non-GAAP Financial Measures
Given the nature of the Company’s business as a real estate owner and operator, the Company believes that FFO, FFO, as adjusted, and AFFO are helpful to investors when measuring operating performance because they exclude various items included in net income or loss that do not relate to or are not indicative of operating performance, such as gains or losses from sales and impairments of operating properties and depreciation and amortization, which can make periodic and peer analyses of operating performance more difficult. We believe this supplemental information provides a more meaningful measure of our operating performance. The Company believes presenting FFO, FFO, as adjusted, and AFFO in this manner allows investors and other interested parties to form a more meaningful assessment of the Company’s operating results. Reconciliations of net income to FFO, FFO, as adjusted, and AFFO are included in the attached table.

Earnings Conference Call
The Company will conduct a conference call to discuss its financial results on Friday, May 1, 2015, at 11:00 a.m. Eastern Time. A live webcast of the conference call will be available online on the Company’s corporate website at www.kiterealty.com. The dial-in numbers are (866) 543-6403 for domestic callers and (617) 213-8896 for international callers (passcode 68574736). In addition, a webcast replay link will be available on the corporate website.

About Kite Realty Group Trust
Kite Realty Group Trust is a full-service, vertically integrated real estate investment trust engaged in the ownership, operation, management, leasing, acquisition, construction, redevelopment and development of neighborhood and community shopping centers in selected markets in the United States. As of March 31, 2015, the Company owned interests in a portfolio of 120 operating, development and redevelopment properties totaling approximately 24 million total square feet across 22 states. For more information, please visit the Company’s website at www.kiterealty.com.

Exhibit 99.1

Safe Harbor
This press release contains certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Such statements are based on assumptions and expectations that may not be realized and are inherently subject to risks, uncertainties and other factors, many of which cannot be predicted with accuracy and some of which might not even be anticipated. Future events and actual results, performance, transactions or achievements, financial or otherwise, may differ materially from the results, performance, transactions or achievements, financial or otherwise, expressed or implied by the forward-looking statements. Risks, uncertainties and other factors that might cause such differences, some of which could be material, include, but are not limited to: national and local economic, business, real estate and other market conditions, particularly in light of low growth in the U.S. economy, financing risks, including the availability of and costs associated with sources of liquidity, the Company’s ability to refinance, or extend the maturity dates of, its indebtedness, the level and volatility of interest rates, the financial stability of tenants, including their ability to pay rent and the risk of tenant bankruptcies, the competitive environment in which the Company operates, acquisition, disposition, development, joint venture, property ownership and management risks, the Company’s ability to maintain its status as a real estate investment trust for federal income tax purposes, potential environmental and other liabilities, impairment in the value of real estate property the Company owns, risks related to the geographical concentration of our properties in Florida, Indiana and Texas, the dilutive effects of future offerings of issuing additional securities, and other factors affecting the real estate industry generally. The Company refers you to the documents filed by the Company from time to time with the Securities and Exchange Commission, specifically the section titled “Risk Factors” in the Company’s Annual Report on Form 10-K for the year ended December 31, 2014, which discuss these and other factors that could adversely affect the Company’s results. The Company undertakes no obligation to publicly update or revise these forward-looking statements, whether as a result of new information, future events or otherwise.

Exhibit 99.1

Kite Realty Group Trust
Consolidated Balance Sheets
(Unaudited)

	March 31, 2015	December 31, 2014
Assets:
Investment properties, at cost	$3,753,405,895	$3,732,747,979
Less: accumulated depreciation	(347,763,694)	(315,092,881)
	3,405,642,201	3,417,655,098

Cash and cash equivalents[1]	126,743,610	43,825,526
Tenant and other receivables, including accrued straight-line rent of $19,871,143 and $18,629,987, respectively, net of allowance for uncollectible accounts	42,420,970	48,096,669
Restricted cash and escrow deposits	17,598,342	16,170,973
Deferred costs and intangibles, net	154,075,705	159,977,680
Prepaid and other assets	11,843,056	8,847,088
Assets held for sale	—	179,642,501
Total Assets	$3,758,323,884	$3,874,215,535
Liabilities and Shareholders’ Equity:
Mortgage and other indebtedness[2]	$1,569,420,326	$1,554,263,020
Accounts payable and accrued expenses	82,956,921	75,149,213
Deferred revenue and other liabilities	134,211,750	136,409,308
Liabilities held for sale	—	81,164,271
Total Liabilities	1,786,588,997	1,846,985,812
Commitments and contingencies
Limited Partners’ interests in the Operating Partnership and other redeemable noncontrolling interests	91,146,685	125,082,085
Shareholders’ Equity:
Kite Realty Group Trust Shareholders’ Equity:
Preferred Shares, $.01 par value, 40,000,000 shares authorized, 4,100,000 shares issued and outstanding at March 31, 2015 and December 31, 2014, respectively	102,500,000	102,500,000
Common Shares, $.01 par value, 450,000,000 shares authorized, 83,579,854 and 83,490,663 shares issued and outstanding at March 31, 2015 and December 31, 2014, respectively	835,799	834,907
Additional paid in capital	2,043,740,457	2,044,424,643
Accumulated other comprehensive loss	(4,339,357)	(1,174,755)
Accumulated deficit	(265,511,996)	(247,801,217)
Total Kite Realty Group Trust Shareholders’ Equity	1,877,224,903	1,898,783,578
Noncontrolling Interests	3,363,299	3,364,060
Total Equity	1,880,588,202	1,902,147,638
Total Liabilities and Shareholders' Equity	$3,758,323,884	$3,874,215,535

____________________
1	Includes $94.7 million at March 31, 2015 of funds set aside by the Company to affect a tax deferred purchase of real estate.
2	Includes debt premium of $26.8 million at March 31, 2015.

Exhibit 99.1

Kite Realty Group Trust
Consolidated Statements of Operations
For the Three Months Ended March 31, 2015 and 2014
(Unaudited)

	Three Months Ended March 31,
	2015	2014
Revenue:
Minimum rent	$65,479,387	$31,260,036
Tenant reimbursements	18,615,086	9,162,860
Other property related revenue	2,734,139	2,237,015
Total revenue	86,828,612	42,659,911
Expenses:
Property operating	12,724,292	7,315,255
Real estate taxes	10,021,249	5,113,023
General, administrative, and other	5,005,846	3,106,102
Merger and acquisition costs	159,497	4,480,389
Depreciation and amortization	40,435,238	17,439,606
Total expenses	68,346,122	37,454,375
Operating income	18,482,490	5,205,536
Interest expense	(13,932,987)	(7,382,845)
Income tax (expense) benefit of taxable REIT subsidiary	(55,101)	53,146
Other income (expense), net	4,514	(92,944)
Income/(loss) from continuing operations	4,498,916	(2,217,107)
Discontinued operations:
Gain on sale of operating property	—	3,198,772
Income from discontinued operations	—	3,198,772
Income before gain on sale of operating properties	4,498,916	981,665
Gain on sales of operating properties	3,362,944	3,489,338
Net income	7,861,860	4,471,003
Less: Net income attributable to noncontrolling interest	(683,066)	(138,912)
Less: Dividends on preferred shares	(2,114,063)	(2,114,063)
Net income attributable to Kite Realty Group Trust common shareholders	$5,064,731	$2,218,028

Income (loss) per common share - basic and diluted:
Continuing operations	$0.06	$(0.03)
Discontinued operations	—	0.10
	$0.06	$0.07

Weighted average common shares outstanding - basic	83,532,092	32,755,898
Weighted average common shares outstanding - diluted	83,625,352	32,755,898
Common Dividends declared per common share	$0.2725	$0.2600

Amounts attributable to Kite Realty Group Trust common shareholders:
Income (loss) from continuing operations	$5,064,731	$(826,614)
Income from discontinued operations	—	3,044,642
Net Income	$5,064,731	$2,218,028

Exhibit 99.1

Kite Realty Group Trust
Funds From Operations
For the Three Months Ended March 31, 2015 and 2014
(Unaudited)

	Three Months Ended March 31,
	2015	2014
Funds From Operations
Consolidated net income	$7,861,860	$4,471,003
Less: dividends on preferred shares	(2,114,063)	(2,114,063)
Less: net income attributable to noncontrolling interests in properties	(586,952)	(26,633)
Less: gains on sales of operating properties	(3,362,944)	(6,688,110)
Add: depreciation and amortization of consolidated entities, net of noncontrolling interests	40,292,904	17,342,631
Funds From Operations of the Operating Partnership	42,090,805	12,984,828
Less Limited Partners' interests in Funds From Operations	(806,598)	(624,852)
Funds From Operations allocable to the Company[1]	$41,284,207	$12,359,976
FFO per share of the Operating Partnership - basic	$0.49	$0.38
FFO per share of the Operating Partnership - diluted	$0.49	$0.38

Funds From Operations of the Operating Partnership	$42,090,805	$12,984,828
Add: Merger and acquisition costs	159,497	4,480,389
Funds From Operations of the Kite Portfolio, as adjusted	$42,250,302	$17,465,217
FFO per share of the Operating Partnership, as adjusted - basic	$0.50	$0.51
FFO per share of the Operating Partnership, as adjusted - diluted	$0.50	$0.51

Weighted average Common Shares outstanding - basic	83,532,092	32,755,898
Weighted average Common Shares outstanding - diluted	83,625,352	32,806,581
Weighted average Common Shares and Units outstanding - basic	85,172,613	34,416,602
Weighted average Common Shares and Units outstanding - diluted	85,265,873	34,467,286

____________________
1
“Funds From Operations of the Kite Portfolio measures 100% of the operating performance of the Operating Partnership’s real estate properties and construction and service subsidiaries in which the Company owns an interest. “Funds From Operations allocable to the Company” reflects a reduction for the redeemable noncontrolling weighted average diluted interest in the Operating Partnership.

2	Excludes merger and acquisition costs.

Exhibit 99.1

Kite Realty Group Trust
Same Property Net Operating Income
For the Three Months Ended March 31, 2015 and 2014
(Unaudited)

	Three Months Ended March 31,
	2015	2014	% Change
Number of properties at period end[1]	64	64

Leased percentage at period end	95.1%	95.3%
Economic Occupancy percentage at period end[2]	92.9%	91.5%

Minimum rent	$29,021,553	$27,966,426
Tenant recoveries	8,848,126	8,681,946
Other income	853,908	999,686
	38,723,587	37,648,058

Property operating expenses	(7,635,289)	(7,870,742)
Real estate taxes	(5,122,479)	(4,916,450)
	(12,757,768)	(12,787,192)
Net operating income - same properties (64 properties)[3]	$25,965,819	$24,860,866	4.4%

Reconciliation to Most Directly Comparable GAAP Measure:
Net operating income - same properties	$25,965,819	$24,860,866
Net operating income - non-same activity	38,117,252	5,370,767
Other expense, net	(50,587)	(39,798)
General, administrative and other	(5,005,846)	(3,106,102)
Merger and acquisition costs	(159,497)	(4,480,389)
Depreciation expense	(40,435,238)	(17,439,606)
Interest expense	(13,932,987)	(7,382,845)
Discontinued operations	—	3,198,772
Gains on sales of operating properties	3,362,944	3,489,338
Net income attributable to noncontrolling interests	(683,066)	(138,912)
Dividends on preferred shares	(2,114,063)	(2,114,063)
Net income attributable to common shareholders	$5,064,731	$2,218,028

____________________
1	Same property NOI analysis excludes operating properties in redevelopment.
2	Excludes leases that are signed but for which tenants have not commenced payment of cash rent.
3
Same property NOI excludes net gains from outlot sales, straight-line rent revenue, bad debt expense and related recoveries, lease termination fees, amortization of lease intangibles and significant prior year expense recoveries and adjustments, if any.

The Company believes that Net Operating Income is helpful to investors as a measure of its operating performance because it excludes various items included in net income that do not relate to or are not indicative of its operating performance, such as depreciation and amortization, interest expense, and impairment, if any.  The Company believes that Same Property NOI is helpful to investors as a measure of its operating performance because it includes only the NOI of properties that have been owned for the full period presented, which eliminates disparities in net income due to the redevelopment, acquisition or disposition of properties during the particular period presented, and thus provides a more consistent metric for the comparison of the Company's properties.  NOI and Same Property NOI should not, however, be considered as alternatives to net income (calculated in accordance with GAAP) as indicators of the Company's financial performance.